Exhibit 10.3

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

Dated as of December 14, 2017

by and among

SELECT INCOME REIT,
as Borrower,

THE LENDERS PARTY HERETO,
as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of December 14, 2017, by and among SELECT INCOME REIT, a real estate investment trust organized under the laws of the State of Maryland (the “Borrower”), each of the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of January 9, 2015 (as amended and as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.  Specific Amendments to Credit Agreement.  The parties hereto agree that the Credit Agreement is amended as follows:

(a)           The Credit Agreement is amended by adding the following definitions to Section 1.1. thereof in the appropriate alphabetical location:

“ILPT” means Industrial Logistics Properties Trust, a real estate investment trust organized under the laws of the State of Maryland.

“ILPT Credit Facility” means the maximum principal amount $750,000,000 secured credit facility to be obtained by ILPT in advance of the completion of ILPT Offering, as described in the ILPT Registration Statement.

“ILPT Offering” means the occurrence of the initial public offering of common stock by ILPT, as contemplated in the ILPT Registration Statement.

“ILPT Registration Statement” means ILPT’s registration statement on Form S-11 filed on November 21, 2017 with the Securities and Exchange Commission.

“RMR Inc.” means The RMR Group Inc., a Maryland corporation, together with its successors and permitted assigns.

“RMR Managed REIT” means any real estate investment trust managed by RMR (including, following the ILPT Offering, ILPT).

(b)           The Credit Agreement is amended by restating the definitions of “Business Management Agreement”, “EBITDA”, “Excluded Subsidiary”, “Funds From Operations”, “Property Management Agreement”, “Restricted Payment”, “RMR”, “Subsidiary”, “Total Asset Value”, “Unconsolidated Affiliate”, “Unencumbered Asset”, “Unencumbered Asset Value”, “Unencumbered Mortgage Note”, “Unencumbered Net Operating Income” and “Unsecured Indebtedness” set forth in Section 1.1. thereof in their entirety as follows:

“Business Management Agreement” means that certain Second Amended and Restated Business Management Agreement dated as of June 5, 2015, as amended, by and between the Borrower and RMR.

“EBITDA” means, with respect to a Person for a given period and without duplication, the sum of (a) net income (or loss) of such Person for such period determined on a consolidated basis exclusive of the following (but only to the extent included in the determination of such net income (loss) for such period): (i) depreciation and amortization expense; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or non-recurring items including gains or losses from the sale of Properties; and (v) in the case of the Borrower and its Subsidiaries, equity in the earnings (or loss) of Unconsolidated Affiliates, RMR Managed REITs (including ILPT following the ILPT Offering and after it ceases to be a Subsidiary of the Borrower) and RMR Inc., but only in the case of any RMR Managed REIT or RMR Inc., if such RMR Managed REIT or RMR Inc. would be an Unconsolidated Affiliate but for the last sentence of the definition of that term; plus (b) in the case of the Borrower and its Subsidiaries cash dividends (other than extraordinary cash dividends or distributions) received by the Borrower or its Subsidiaries from RMR Managed REITs or RMR Inc. during such period; plus (c)  such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates.  Straight line rent leveling adjustments required under GAAP, and amortization of intangibles pursuant to FASB ASC 805, shall be disregarded in determinations of EBITDA.   For purposes of this definition, nonrecurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP.

“Excluded Subsidiary” means any Subsidiary (a) which holds title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary, is an owner of the Equity Interests of a Subsidiary holding title to such assets (but has no assets other than such Equity Interests and other assets of nominal value incidental thereto), or is required to be a single purpose entity in connection with any Secured Indebtedness and (b) which is prohibited from Guarantying the Indebtedness of any other Person (other than another Excluded Subsidiary) pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness, or (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.  In addition, each of ILPT and its Subsidiaries shall be deemed to be an Excluded Subsidiary so long as (A) any Person that is not an Affiliate of the Borrower owns any Equity Interest in ILPT and (B) in the case of a Subsidiary of ILPT, neither the Borrower nor any of its Affiliates (other than ILPT and its Subsidiaries) owns any Equity Interest in such Subsidiary.

“Funds From Operations” means, for any period, net income available for common shareholders of the Borrower for such period determined on a consolidated basis, exclusive of the following (to the extent included in the determination of such net income): (a) depreciation and amortization; (b) gains and losses from extraordinary or non-recurring items; (c) gains and losses on sales of real estate; (d) gains and losses on investments in marketable securities; (e) provisions/benefits for income taxes for such period; and (f) Funds From Operations attributable to any Investment held, directly or indirectly, by the Borrower in any RMR Managed REIT; provided, however, cash dividends in respect of such Investments in any RMR Managed REIT that have been actually received by the Borrower or any Subsidiary during such period, shall not be excluded from Funds From Operations by virtue of this clause (f).

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“Property Management Agreement” means that certain Second Amended and Restated Property Management Agreement dated as of June 5, 2015, as amended, by and between RMR and the Borrower, on behalf of itself and its Subsidiaries.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other Equity Interest of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend or distribution payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other Equity Interest of the Borrower or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding.

“RMR” means The RMR Group LLC, together with its successors and permitted assigns.

“Subsidiary” means, for any Person, subject to the ninth sentence of Section 1.2., any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Total Asset Value” means the sum of the following (without duplication) of the Borrower and its Subsidiaries for the fiscal quarter most recently ended: (a)(i) Property EBITDA determined on a consolidated basis for such fiscal quarter and which is attributable to the Properties of the Borrower and its Subsidiaries (excluding Property EBITDA attributable to Properties acquired or disposed of during such fiscal quarter) times (ii) 4 and divided by (iii) the Capitalization Rate; (b) the purchase price paid for any Property acquired during such fiscal quarter or any of the prior three fiscal quarters (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements); (c) the value of the Borrower’s equity Investments in RMR Managed REITs as of the end of such fiscal quarter, such value determined at the lower of cost or Fair Market Value; (d) all Marketable Securities, cash, and cash equivalents; (e) accounts receivable that are not (i) owing in excess of 90 days as of the end of such fiscal quarter or (ii) being contested in writing by the obligor in respect thereof (in which case only such portion being contested shall be excluded from Total Asset Value); (f) prepaid taxes and operating expenses as of the end of such fiscal quarter; (g) the book value of all construction in progress; (h) the book value of all other tangible assets as of the end of such fiscal quarter (provided, however, that to the extent the book value of all other tangible assets of the Borrower as of the end of such fiscal quarter would in the aggregate account for more than 5.0% of Total Asset Value, such excess shall be excluded); (i) the book value of all Unencumbered Mortgage Notes; (j) the value of the Borrower’s equity Investments in RMR Inc. as of the end of such fiscal quarter, such value determined at Fair Market Value; and (k) the Borrower’s Ownership Share of the preceding items of its Unconsolidated Affiliates.  To the extent that the value of the Borrower’s equity Investments in RMR Managed REITs would in the aggregate account for more than 25.0% of Total Asset Value, such excess shall be excluded.  To the extent that the value of the Borrower’s equity Investments in RMR Inc. would in the aggregate account for more than 3.0% of Total Asset Value, such excess shall be excluded.

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Notwithstanding the foregoing, for purposes of determining Total Asset Value at any time, (i) the Borrower may, in addition to the Properties referred to in the immediately preceding clause (b), include the purchase price paid for any Property acquired during the period following the end of the fiscal quarter most recently ended through the time of such determination (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements and prior to allocations of property purchase prices pursuant to FASB ASC 805 and the like) and (ii) for purposes of the immediately preceding clause (d), the amount of Marketable Securities, cash, and cash equivalents shall be calculated as of such date of determination rather than as of the end of the fiscal quarter most recently ended.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person. Notwithstanding the foregoing, neither (i) RMR Inc. nor (ii) any RMR Managed REIT which is not a Subsidiary of the Borrower, shall be considered to be an Unconsolidated Affiliate of the Borrower or any of its Subsidiaries.

“Unencumbered Asset” means a Property which satisfies all of the following requirements: (a) such Property is (i) owned in fee simple solely by the Borrower or a Subsidiary (other than (i) after the effectiveness of the ILPT Credit Facility, ILPT and (ii) an RMR Managed REIT) or (ii) leased solely by the Borrower or a Subsidiary (other than (i) after the effectiveness of the ILPT Credit Facility, ILPT and (ii) an RMR Managed REIT) pursuant to a Ground Lease or other ground lease having terms and conditions reasonably acceptable to the Administrative Agent; (b) such Property is in service; (c) such Property is used for office, industrial or retail uses, or any other use incidental thereto; (d) neither such Property, nor any interest of the Borrower or such Subsidiary therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c), (e) through (i) and (l)(iii) of the definition thereof) or to any Negative Pledge (other than a Negative Pledge permitted under clause (iii) of Section 9.2.(b)); (e) if such Property is owned by a Subsidiary, (i) none of the Borrower’s direct or indirect ownership interest in such Subsidiary is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c), (e) through (i) and (l)(iii) of the definition thereof) or to any Negative Pledge (other than a Negative Pledge permitted under clause (iii) of Section 9.2.(b)) and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to sell, transfer or otherwise dispose of such Property without the need to obtain the consent of any Person; (f) such Property is located in a state of the United States of America or in the District of Columbia; and (g) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Property.

“Unencumbered Asset Value” means, at any given time, the sum of: (a)(i) Unencumbered Net Operating Income from all Unencumbered Assets for the fiscal quarter most recently ending times (ii) 4 divided by (iii) the Capitalization Rate; (b) the value of the Equity Interests in RMR Managed REITs owned by the Borrower (such value determined at the lower of cost or Fair Market Value), so long as such Equity Interests are not subject to any Liens (other than Permitted Liens of the types described in clauses (a), (h) or (i) of the definition thereof) or to any Negative Pledge (other than a Negative Pledge permitted under clause (iii) of Section 9.2.(b)); (c) unrestricted cash and Cash Equivalents of the Borrower so long as such cash and Cash Equivalents are not subject to any Liens (other than Permitted Liens of the types described in clauses (a) through (c), (e) through (i) and (k) of the definition thereof) or to any Negative Pledge (other than a Negative Pledge permitted under clause (iii) of Section 9.2.(b));

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and (d) the value of the Equity Interests in RMR Inc. owned by the Borrower (such value determined at Fair Market Value), so long as such Equity Interests are not subject to any Liens (other than Permitted Liens of the types described in clauses (a), (h) or (i) of the definition thereof) or to any Negative Pledge (other than a Negative Pledge permitted under clause (iii) of Section 9.2.(b)).  To the extent that the value of the Equity Interests of RMR Managed REITs owned by the Borrower would in the aggregate account for more than 25.0% of Unencumbered Asset Value, such excess shall be excluded.  To the extent that the value of the Equity Interests of RMR Inc. owned by the Borrower would in the aggregate account for more than 3.0% of Unencumbered Asset Value, such excess shall be excluded.  To the extent that (x) Properties leased by the Borrower or a Subsidiary pursuant to a ground lease would, in the aggregate, account for more than 10.0% of Unencumbered Asset Value, such excess shall be excluded or (y) Properties owned or leased by Subsidiaries that are not Wholly Owned Subsidiaries would, in the aggregate, account for more than 10.0% of Unencumbered Asset Value, such excess shall be excluded.  With respect to any Unencumbered Asset acquired during such fiscal quarter, Net Operating Income attributable to such Unencumbered Asset shall be included in the calculation of Unencumbered Asset Value on a pro forma basis reasonably acceptable to the Administrative Agent. Notwithstanding the foregoing, for purposes of determining Unencumbered Asset Value at any time, the Borrower may, in addition to the Unencumbered Net Operating Income referred to in the immediately preceding clause (a)(i), include the Unencumbered Net Operating Income of any Unencumbered Asset acquired during the period following the end of the fiscal quarter most recently ended through such time of determination on a pro forma basis reasonably acceptable to the Administrative Agent.

“Unencumbered Mortgage Note” means a promissory note satisfying all of the following requirements: (a) such promissory note is owned solely by the Borrower or a Subsidiary (other than (i) after the effectiveness of the ILPT Credit Facility, ILPT and (ii) an RMR Managed REIT); (b) such promissory note is secured by a Lien on real property improved only with office, retail or industrial buildings or other improvements of a type similar to improvements located on the Properties as of the Agreement Date; (c) neither such promissory note, nor any interest of the Borrower or such Subsidiary therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c), (e) through (i) and (l)(iii) of the definition thereof) or to any Negative Pledge (other than a Negative Pledge permitted under clause (iii) of Section 9.2.(b)); (d) if such promissory note is owned by a Subsidiary, (i) none of the Borrower’s direct or indirect ownership interest in such Subsidiary is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c), (e) through (i) and (l)(iii) of the definition thereof) or to any Negative Pledge (other than a Negative Pledge permitted under clause (iii) of Section 9.2.(b)) and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to sell, transfer or otherwise dispose of such promissory note without the need to obtain the consent of any Person; and (e) such real property and related improvements are not subject to any other Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (i) of the definition thereof).

“Unencumbered Net Operating Income” means the sum of (a) Net Operating Income from all Unencumbered Assets for the fiscal quarter most recently ending and (b) cash dividends received by the Borrower or any of its Subsidiaries from RMR Managed REITs or RMR Inc. during the fiscal quarter most recently ending.  When determining Unencumbered Net Operating Income, Net Operating Income attributable to an Unencumbered Asset disposed of during such fiscal quarter shall be excluded.

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“Unsecured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date that is not Secured Indebtedness (excluding Indebtedness associated with Unconsolidated Affiliates) and in the case of the Borrower shall include (without duplication) Indebtedness that does not constitute Secured Indebtedness.  Indebtedness secured solely by a pledge of Equity Interests which is also recourse to the Borrower or a Subsidiary (other than ILPT and its Subsidiaries) shall not be treated as Secured Indebtedness, and the Loans and Reimbursement Obligations shall be treated as Unsecured Indebtedness for the purposes of all covenant calculations and definitions under this Agreement.

(c)           The Credit Agreement is amended by adding the following sentence to the end of Section 1.2 to read as follows:

For purposes of the definitions of “Adjusted EDITDA”, “EBITDA”, “Fixed Charges”, “Funds From Operations”, “Secured Indebtedness”, “Total Asset Value”, “Total Indebtedness”, “Unsecured Debt Service” and “Unsecured Indebtedness”, and when determining compliance with the financial covenants in Sections 9.1.(a), 9.1.(b), 9.1.(c), 9.1.(d), 9.1.(e), and 9.1.(f), no RMR Managed REIT nor its Subsidiaries shall be considered to be Subsidiaries of the Borrower so long as (A) any Person that is not an Affiliate of the Borrower owns any Equity Interest in such RMR Managed REIT and (B) in the case of a Subsidiary of such RMR Managed REIT, neither the Borrower nor any of its Affiliates (other than such RMR Managed REIT and its Subsidiaries) owns any Equity Interest in such Subsidiary.

(d)           The Credit Agreement is amended by amending Section 6.1(u) in full to read as follows:

(u)           Business.  As of December 14, 2017, the Borrower and its Subsidiaries are engaged primarily in the business of acquiring, owning, operating and developing office, retail and industrial Properties predominantly net leased to single tenants, together with other business activities incidental thereto.

(e)           The Credit Agreement is amended by amending Section 8.5(a) in full to read as follows:

(a)           Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender (or any Issuing Bank) pursuant to Article II. and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications.  Documents or notices delivered electronically (other than by e-mail) shall be deemed to have been delivered (A) with respect to deliveries made pursuant to Sections 8.1., 8.2., 8.4.(b) and 8.4.(c) by proper filing with the Securities and Exchange Commission and available on www.sec.gov, on the date of filing thereof and (B) with respect to all other electronic deliveries (other than deliveries made by e-mail), twenty-four (24) hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or the Borrower notifies each Lender of said posting and the Borrower notifies Administrative Agent of said posting by causing an e-mail notification to be sent to an e-mail address specified from time to time by the Administrative Agent and provides a link thereto provided (x) if such notice or other

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communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of  10:00 a.m. Eastern time on the next business day for the recipient and (y) if the deemed time of delivery occurs on a day that is not a business day for the recipient, the deemed time of delivery shall be 10:00 a.m. Eastern time on the next business day for the recipient.  Notwithstanding anything contained herein, the Borrower shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.  Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(f)            The Credit Agreement is amended by amending Section 9.1(a) in full to read as follows:

(a)           Leverage Ratio.  The Borrower shall not permit the ratio of (i) Total Indebtedness to (ii) Total Asset Value to exceed 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (a) so long as (i) the Borrower completed a Material Acquisition during the fiscal quarter, or the fiscal quarter immediately preceding the fiscal quarter, in which such ratio first exceeded 0.60 to 1.00, (ii) such ratio does not exceed 0.60 to 1.00 for a period of more than three consecutive fiscal quarters immediately following the fiscal quarter in which such Material Acquisition was completed, (iii) the Borrower has not maintained compliance with this subsection (a) in reliance on this proviso more than two times during the term of this Agreement and (iv) such ratio is not greater than 0.65 to 1.00 at any time.  During the period from and after the effectiveness of the ILPT Credit Facility until the ILPT Offering, for purposes of calculating such ratio, (A) Total Indebtedness shall be adjusted by deducting therefrom an amount equal to the lesser of (1) the unrestricted cash proceeds held by the Borrower as of the date of measurement which proceeds were received by the Borrower from ILPT in payment of the “SIR Note” as defined in the ILPT Registration Statement (and which proceeds were received by ILPT under the ILPT Credit Facility) and (2) the amount of Total Indebtedness that by its terms is scheduled to mature within 24 months, and (B) Total Asset Value shall be adjusted by deducting therefrom the amount by which Total Indebtedness is adjusted under the preceding clause (A).

(g)           The Credit Agreement is amended by amending Section 9.1(d) in full to read as follows:

(d)           Unencumbered Leverage Ratio.  The Borrower shall not permit the ratio of (i) Unsecured Indebtedness to (ii) Unencumbered Asset Value, to be greater than 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (d) so long as (i) the Borrower completed a Material Acquisition during the fiscal quarter, or the fiscal quarter immediately preceding the fiscal quarter, in which such ratio first exceeded 0.60 to 1.00, (ii) such ratio does not exceed 0.60 to 1.00 for a period of more than three consecutive fiscal quarters immediately following the fiscal quarter in which such Material Acquisition was completed, (iii) the Borrower has not maintained compliance with this subsection (d) in reliance on this proviso more than two times during the term of this Agreement and (iv) such ratio is not greater than 0.65 to 1.00 at any time. During the period from and after the effectiveness of the ILPT Credit Facility until the ILPT Offering, for purposes of calculating such ratio, (A) Unsecured Indebtedness shall be adjusted by deducting therefrom an amount equal to the lesser of (1) the unrestricted cash proceeds held by the Borrower as of the date of measurement which

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proceeds were received the Borrower from ILPT in payment of the “SIR Note” as defined in the ILPT Registration Statement (and which proceeds were received by ILPT under the ILPT Credit Facility) and (2) the amount of Unsecured Indebtedness that by its terms is scheduled to mature within 24 months, and (B) Unencumbered Asset Value shall be adjusted by deducting therefrom the amount by which Unsecured Indebtedness is adjusted under the preceding clause (A).

(h)           The Credit Agreement is amended by amending Section 9.1(f)(i) in full to read as follows:

(i)            Investments in Unconsolidated Affiliates and other Persons that are not Subsidiaries (other than RMR Managed REITs and RMR Inc.), such that the aggregate value of such Investments (determined in a manner consistent with the definition of Total Asset Value or, if not contemplated under the definition of Total Asset Value, as determined in accordance with GAAP) exceeds 10.0% of Total Asset Value at any time;

(i)            The Credit Agreement is amended by amending Section 9.1(i) in full to read as follows:

(i)            Dividends and Other Restricted Payments.   Subject to the second and third sentences of this paragraph (i), if an Event of Default exists, the Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Payments except that the Borrower may declare and make cash distributions to its shareholders in an aggregate amount not to exceed the minimum amount necessary for the Borrower to remain in compliance with Section 7.11. and to avoid the imposition of income or excise taxes imposed under Sections 857(b)(1), 857(b)(3) and 4981 of the Internal Revenue Code and Subsidiaries may pay Restricted Payments to the Borrower or any other Subsidiary.  If an Event of Default specified in Section 10.1.(a), Section 10.1.(e) or Section 10.1.(f) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2.(a), the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person except that Subsidiaries may pay Restricted Payments to the Borrower or any other Subsidiary.  Nothing in this paragraph (i) shall prohibit ILPT from declaring and making Restricted Payments to its shareholders.

Section 2.  Conditions Precedent.  The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)           A counterpart of this Amendment duly executed by the Borrower, the Administrative Agent and the Requisite Lenders; and

(b)           Such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3.  Representations.  The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)           Authorization.  The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms.  This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws

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affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b)           Compliance with Laws, etc.  The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise:  (i) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party.

(c)           No Default.  No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

Section 4.  Reaffirmation of Representations by Borrower.  The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower and the other Loan Parties to the Administrative Agent and the Lenders in the Credit Agreement and the other Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5.  Certain References.  Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 6.  Expenses.  The Borrower shall reimburse the Administrative Agent upon demand for all costs and expenses (including attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 7.  Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 9.  Effect.  Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The amendments contained herein shall be deemed to have prospective application only from the date as of which this Amendment is dated, unless otherwise specifically stated herein.

Section 10.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 11.  Definitions.  All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed as of the date first above written.

SELECT INCOME REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Chief Financial Officer and Treasurer

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as a Revolving Lender, as a Term Loan Lender and as an Issuing Bank

By:	/s/ Matthew Ricketts
Name:	Matthew Ricketts
Title:	Managing Director

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BANK OF AMERICA, N.A.

By:	/s/ Cheryl Sneor
Name:	Cheryl Sneor
Title:	Vice President

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CITIBANK, N.A.

By:	/s/ John Rowland
Name:	John Rowland
Title:	Vice President

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ROYAL BANK OF CANADA

By:	/s/ Sheena Lee
Name:	Sheena Lee
Title:	Authorized Signatory

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MIZUHO BANK, LTD.

By:	/s/ John Davies
Name:	John Davies
Title:	Authorized Signatory

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COMPASS BANK

By:	/s/ Brian Tuerff
Name:	Brian Tuerff
Title:	Senior Vice President

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MORGAN STANLEY BANK, N.A.

By:	/s/ Emanuel Ma
Name:	Emanuel Ma
Title:	Authorized Signatory

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UBS AG, STAMFORD BRANCH

By:	/s/ Craig Pearson
Name:	Craig Pearson
Title:	Associate Director

By:	/s/ Darlene Arias
Name:	Darlene Arias
Title:	Director

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PNC BANK, NATIONAL ASSOCIATION

By:	/s/ John R. Roach Jr
Name:	John R. Roach Jr
Title:	Vice President

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REGIONS BANK

By:	/s/ Paul E. Burgan
Name:	Paul E. Burgan
Title:	Vice President

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BRANCH BANKING AND TRUST COMPANY

By:	/s/ Mark Edwards
Name:	Mark Edwards
Title:	Senior Vice President

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FIRST HAWAIIAN BANK

By:	/s/ Derek Chang
Name:	Derek Chang
Title:	Vice President

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ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Michael J. Sedivy
Name:	Michael J. Sedivy
Title:	Senior Vice President

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FIFTH THIRD BANK

By:	/s/ Lauren Smetana
Name:	Lauren Smetana
Title:	Associate Vice President

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FIRST TENNESSEE BANK, N.A.

By:	/s/ Jean Brennan
Name:	Jean Brennan
Title:	Senior Vice President